Exhibit 10.1

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”), dated as of September 28,2023 (the “Effective Date”), is entered into among Cordyceps Sunshine Biotech Co., Ltd. (Hong Kong), a company incorporated under the laws of Hong Kong (the “Target”), Cordyceps Sunshine Biotech Holdings Co., Ltd., a company incorporated under the laws of Cayman Islands (the “Seller” or the “Debtor”, as the case may be), Mr. Xusheng Niu (the “Buyer” or the “Creditor”, as the case may be) and Chengdu Skyherb Biotechnology Co., Ltd. (China), a wholly foreign-owned enterprise formed under the laws of the People’s Republic of China and a wholly-owned subsidiary of the Target (the “Cordyceps Sunshine WFOE”) . Capitalized terms used in this Agreement have the meanings given to such terms herein. Each of the Target, the Seller, the Buyer or the Creditor, as the case may be, and the Debtor may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Seller owns 100% equity interest in the Target;

WHEREAS, since June 29, 2020, the Creditor and the Debtor entered into certain loan agreements. Pursuant to those loan agreement, the Creditor continued to borrow and make payments to fund the Debtor. As of the date of this Agreement, the Debtor owes the Creditor a total amount of $1.152,328.5 (RMB8,411,156.95) (the “Debt”);

WHEREAS, the Seller now wishes to sell 100% equity interest in the Target to settle the Debt subject to the terms and conditions as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Purchase and sale

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 3.01), the Seller agrees to sell, and the Buyer agrees to purchase, 100% equity interest of the Target, in exchange for cancelling the Debt pursuant to Article II of this Agreement. This Agreement and any other agreements, instruments, and documents required to be delivered in connection with this Agreement or at the Closing are collectively referred to as the “Transaction Documents”.

ARTICLE II
cancellation and release of debt

Section 2.01 Cancellation and Release of Debt. Effective as of the Effective Date, the Parties acknowledge and agree that the Debt is hereby cancelled in all respects and shall be of no further force or effect and, to the extent payable, shall be deemed paid in full. The Creditor represents and warrants that the Debt represents the total amount due or possibly due to the Creditor by the Debtor and there are no other loans or amounts due to the Creditor by the Debtor.

ARTICLE III
CLOSING

Section 3.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on a date mutually agreed by the parties after the date all of the conditions described in Section 3.02 are met (the “Closing Date”).

Section 3.02 Conditions to Closing. The Target, the Seller and the Buyer shall obtain any and all regulatory approval as required in connection with the transactions contemplated by this Agreement.

Section 3.03 Additional Agreement. This Agreement shall be effective upon its execution by each of the Parties hereto. Each of the Parties hereto shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby. No Party shall, and each Party shall cause their respective Affiliates not to, in each case, whether directly or indirectly, for itself or through or on behalf of any other Party not to, make any disparaging comments (or induce or encourage others to make disparaging comments) about any other Party or its officers, directors, shareholders, employees and agents, or their respective operations, financial condition, prospects, products or services.

ARTICLE IV
Representations and warranties of seller

Seller represents and warrants to Buyer that the statements contained in this Article ARTICLE IV are true and correct as of the date hereof. For purposes of this Article ARTICLE IV, “Seller’s knowledge,” “knowledge of Seller” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Seller, after due inquiry.

Section 4.01 Organization and Authority of Seller. The Seller, if an entity, is a company duly organized and validly existing under the laws (as defined in Section 4.03) of the Cayman Islands. The Seller has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which the Seller is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Seller of this Agreement and any other Transaction Document to which the Seller are a party, the performance by the Seller of its obligations hereunder and thereunder, and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Seller. This Agreement and each Transaction Document to which the Seller are a party constitute legal, valid, and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.

Section 4.02 Organizations, Authority, and Qualification of the Target and the Cordyceps Sunshine WFOE. The Target is duly organized and validly existing under the Laws of the Hong Kong and has full corporate power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as it has been and is currently conducted. The Target is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. The Target owns 100% equity interest in the Cordyceps Sunshine WFOE. The Cordyceps Sunshine WFOE is duly organized and validly existing under the Laws of the PRC and has full corporate power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as it has been and is currently conducted. The Cordyceps Sunshine WFOE is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

Section 4.03 No Conflicts or Consents. The execution, delivery, and performance by the Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other governing documents of the Seller or the Target; (b) violate or conflict with any provision of any statute, law, ordinance, regulation, rule, code, treaty, or other requirement of any Governmental Authority (collectively, “Law”) or any order, writ, judgment, injunction, decree, determination, penalty, or award entered by or with any Governmental Authority (“Governmental Order”) applicable to the Seller or the Target; (c) require the consent, notice, or filing with or other action by any Person (defined below) or require any permit, license, or Governmental Order; (d) violate or conflict with, result in the acceleration of, or create in any party the right to accelerate, terminate, or modify any contract, lease, deed, mortgage, license, instrument, note, indenture, joint venture, or any other agreement, commitment, or legally binding arrangement, whether written or oral (collectively, “Contracts”), to which the Seller or the Target is a party or by which the Seller or the Target is bound or to which any of their respective properties and assets are subject; or (e) result in the creation or imposition of any encumbrance on any properties or assets of the Target. “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

ARTICLE V
Representations and warranties of Buyer

Buyer represents and warrants to the Seller that the statements contained in this Article ARTICLE V are true and correct as of the date hereof. For purposes of this Article ARTICLE V, “Buyer’s knowledge,” “knowledge of Buyer,” and any similar phrases shall mean the actual or constructive knowledge of Buyer, after due inquiry.

Section 5.01 Authorization; Binding Agreement. The Buyer has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (a) have been duly and validly authorized and (b) no other proceedings, other than as set forth elsewhere in the Agreement, are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been, and shall be when delivered, duly and validly executed and delivered by the Buyer, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, and constitutes, or when delivered shall constitute, the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

Section 5.02 Governmental Approvals. No Consent of or with any Governmental Authority, on the part of the Buyer is required to be obtained or made in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than (a) such filings as may be required in any jurisdiction in which such party is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization, (b) such filings as contemplated by this Agreement, or (c) applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and/ or any state “blue sky” securities laws, and the rules and regulations thereunder.

Section 5.03 Non-Contravention. The execution and delivery by the Buyer of this Agreement and the consummation of the transactions contemplated hereby, and compliance with any of the provisions hereof, will not (a) conflict with or violate any provision of the Organizational Documents of such party (if any), (b) conflict with or violate any Law, Order or Consent applicable to such party or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of such party under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material contract of such party.

ARTICLE VI
Miscellaneous

Section 6.01 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 6.02 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

Section 6.03 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the statements in the body of this Agreement will control.

Section 6.04 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 6.05 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 6.06 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement, the other Transaction Documents, or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and county of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

Section 6.07 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Share Purchase Agreement as of the date first written above.

THE BUYER AND THE CREDITOR

Xusheng Niu

/s/ Xusheng Niu
Name:	Xusheng Niu

THE TARGET

Cordyceps Sunshine Biotech Co., Ltd. (Hong Kong)

/s/ Szu Hao Huang
Name:	Szu Hao Huang
Title:	Director

THE SELLER AND THE DEBTOR

Cordyceps Sunshine Biotech Holdings Co., Ltd.

/s/ Szu Hao Huang
Name:	Szu Hao Huang
Title:	Director

THE SUBSIDIARY OF THE TARGET

Chengdu Skyherb Biotechnology Co., Ltd. (China)

/s/ Cheng-yu Tsai
Name:	Cheng-yu Tsai
Title:	Legal representative